PDL™

Second Quarter 2017 Financial Results Conference Call

August 3, 2017

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investment in Noden Pharma DAC and LENSAR, Inc.;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL™

Building Value Through Investments

- Focused on growth in order to continue value creation for shareholders.
- Have completed two significant equity transactions since last summer—Noden Pharma and LENSAR.
- Built rich portfolio of income generating assets from which we are reaping the benefits—especially relating to royalties from Depomed asset.

PDL™

Noden Background

- Noden Pharma
  - Domiciled in Ireland and has operating companies in US and EU.
  - Platform upon which to build a specialty pharmaceutical company.
  - PDL purchased remaining interest in Noden in May 2017 and now owns 100% of Noden companies.
  - Noden already has two products on the market—both indicated for hypertension.
    - Tekturna and Tekturna HCT, as they are known in the US, and Rasilez® and Rasilez HCT®, as they are known in the rest of the world.

PDL™

Commercializing Tekturna - US

- Transitioned responsibilities from Novartis to Noden in US and continuing the transition ex-US.
- US net revenue increased 33% for Q2 to $12.9 million from $9.7 million in Q1. First full quarter utilizing contracted sales force.
- Strategic imperative for Noden in the US is:
  - Drive growth by stopping prescription erosions and driving depth and breadth of prescribing among targets.
  - Deliver a powerful message supporting use of Tekturna in appropriate patient types.
  - Enhance and optimize patient success.
- Positioning with physicians to target the 47% of US adult hypertension patients who have uncontrolled blood pressure.
- Noden filed its NDA for the pediatric indication and formulation of Tekturna, and the PDUFA fee of $2.2 million was paid.
  - Approval estimated in Q1/18 and would grant Tekturna an additional six months of marketing exclusivity in US.

PDL™

Commercializing Rasilez – Ex US

- Novartis distributing until transfer of marketing authorizations and Noden receiving a transfer of profits.
  - Transfers (specifically EU, Switzerland, Canada and Japan) are now expected to take place in the fourth quarter of this year.
- Noden's Q2 ex-US revenue increased ~16% to $3.3 million under profit transfer arrangement with Novartis.
- Novartis continues deregistering product in countries with limited sales volumes and low operating margins.
- Working on licensing product in China where it is approved but has not been recently marketed.
- Expect to see improved profitability resulting from shift in geographic mix of revenue to higher US percentage.

PDL™

LENSAR - wholly owned subsidiary of PDL

- On May 11, LENSAR and PDL announced the financial restructuring of LENSAR.
  - LENSAR is now a wholly owned subsidiary of PDL.
  - Most of LENSAR outstanding debt owed to PDL was converted to equity.
  - PDL has begun to consolidate LENSAR's financial statements effective with Q2 2017 publicly reported financials.
  - There are $114 million in net operating loss carryforwards available to PDL as a result of the LENSAR transaction.
  - CEO: Nicholas Curtis; COO: Alan Connaughton.
  - Under PDL ownership, LENSAR is well positioned for future growth in the femtosecond laser assisted refractive surgery sector.

16 Royalty & Debt Investments

10 Current Deals

Deal type	Company	Amount	Date	Note
Royalty Acquisition	kybella	$9,500,000	July 2016	
Royalty Acquisition	AcelRx Pharmaceuticals, Inc.	$65,000,000	September 2015	
Senior Secured Financing	CareView Communications	$40,000,000	June 2015	
Royalty Acquisition	University of Michigan	$65,600,000	November 2014	
Royalty Acquisition	Viscogliosi Bros., LLC	$15,500,000	June 2014	
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014	
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012	
Royalty Acquisition	Depomed	$240,500,000	October 2013	
Senior Secured Financing	LENSAR	$60,000,000	October 2013	Converted to equity in Q2 2017
Senior Secured Financing	Direct Flow Medical Inc.	$60,000,000	November 2013	Written down to $10 million in Q4 2016

6 Concluded Deals

Deal type	Company	Amount	Date
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000	October 2012
Senior Secured Financing	Merus Labs	$55,000,000	July 2012
Royalty Transaction/ Senior Secured Financing	Avinger	$40,000,000	April 2013
Royalty Acquisition	ARIAD	Up to $140,000,000	July 2015

Concluded deals have yielded an average IRR of 18.2%

Direct Flow Medical not considered concluded as we are still in process of monetizing assets

PDL™

Building Value Through Investments

PDL's book value increased to $5.24 in the period ending June 30, 2017


PDL's Book Value Per Share
$5.50
$5.25
$5.00
$4.75
$4.50
$4.25
$4.00
$3.75
$3.50
$3.25
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17

Does not include asset value of royalties from Queen et al patents.

PDL™

Emphasizing PDL Value to Wall Street

- New corporate website communicates PDL's strategy, value and opportunity to multiple audiences.


PDL
About PDL
Equity Investments
Alternative Financings
Investor Relations
News
Contact
Tekturna®
(aliskiren) tablets 150 mg-300 mg
30 tablets
Tekturna
(aliskiren)
Tablets
150 mg
Rx only
NODEN PHARMA
30 tablets
Tekturna
(aliskiren)
Tablets
300 mg
Rx only
NODEN PHARMA
PDL BioPharma seeks to provide a significant return for its shareholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries.

PDL™

Second Quarter 2017 Financials

(In thousands, except per share amounts) (unaudited)	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Royalties from Queen et al. patents	$ 16,285	$ 14,232	$ 30,441	$ 135,687
Royalty rights - change in fair value	83,725	(855)	96,871	(27,957)
Interest revenue	5,460	7,343	10,917	16,307
Product revenue, net	18,829	-	31,410	-
License and other	19,536	327	19,636	134
Total revenues	143,835	21,047	189,275	124,171
Cost of product revenue	4,515	-	7,067	-
Amortization of intangible assets	6,148	-	12,163	-
General and administrative expenses	11,288	6,951	23,864	16,797
Sales and marketing	3,616	-	6,200	-
Research and development	4,281	-	6,047	-
Change in fair value of anniversary payment and contingent consideration	1,207	-	2,649	-
Acquisition-related costs	-	2,959	-	2,959
Total operating expenses	31,055	9,910	57,990	19,756
Operating income	112,780	11,137	131,285	104,415
Interest and other income, net	276	129	488	242
Interest expense	(5,015)	(4,461)	(9,986)	(9,011)
Gain on bargain purchase	6,271	-	6,271	-
Income before income taxes	114,312	6,805	128,058	95,646
Income tax expense	53,873	2,657	60,425	35,611
Net income	60,439	4,148	67,633	60,035
Less: Net income/(loss) attributable to noncontrolling interests	-	-	(47)	-
Net income attributable to PDL's shareholders	$ 60,439	$ 4,148	$ 67,680	$ 60,035
Net income per share - Basic	$ 0.39	$ 0.03	$ 0.42	$ 0.37
Net income per share - Diluted	$ 0.39	$ 0.03	$ 0.42	$ 0.37

PDL™

Second Quarter 2017 Financials

Condensed consolidated balance sheet (unaudited)		**June 30, 2017**		**December 31, 2016**
Cash, cash equivalents and investments [(1)]	$	435,323	$	242,141
Total notes receivable	$	217,193	$	270,950
Total royalty rights - at fair value	$	342,958	$	402,318
Total assets	$	1,301,971	$	1,215,387
Convertible notes payable	$	237,837	$	232,443
Total stockholders's equity	$	818,798	$	755,423

[(1)] Includes $75MM certificate of deposit restricted until August, 2017.

PDL™

PDL Share Repurchase Program

- On March 1, 2017, PDL's board authorized the repurchase of issued and outstanding PDL common stock having an aggregate value of up to $30 million through March 2018.
- As of June 30th, completed the $30.0 million repurchase program.
  - Repurchased a total of 13.3 million shares at an average cost of $2.25 per share.
  - As of end of Q217, had approximately 154.1 million shares outstanding.
- PDL is currently evaluating the possibility of a new stock repurchase program

PDL™

Question and Answer Session